EXHIBIT 23.4

CONSENT OF KPMG, LLP

Independent Auditors’ Consent

The Board of Directors

Premier Bancorp, Inc.:

We consent to the use of our report incorporated by reference herein and to the reference to our firm under the heading “Experts” in the Registration Statement on Form S-4 for Fulton Financial Corporation.

/s/    KPMG LLP

Philadelphia, Pennsylvania

May 9, 2003